                                                                 Exhibit (e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------

Schwab 1000 Fund                                             April 2, 1991

Schwab Short-Term Bond Market Fund (Formerly
   known as Schwab Short-Term Bond Market Index
   Fund; and Schwab Short/Intermediate Government
   Bond Fund)                                                November 4, 1991

Schwab California Long-Term Tax-Free Bond Fund               February 20, 1992

Schwab Long-Term Tax-Free Bond Fund                          July 30, 1992

Schwab Short/Intermediate Tax-Free Bond Fund                 March 1, 1993

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond Market
   Index Fund; and Schwab Long-Term Government
   Bond Fund)                                                March 1, 1993

Schwab California Short/Intermediate Tax-Free                March 1, 1993
   Bond Fund

Schwab YieldPlus Fund                                        July 21, 1999

Schwab GNMA Fund                                             January 27, 2003

Schwab California Tax-Free YieldPlus Fund                    November 15, 2004

Schwab Tax-Free YieldPlus Fund                               November 15, 2004

                                                                 Exhibit (e)(ii)

                                        SCHWAB INVESTMENTS

                                        By:        /s/ Stephen B. Ward
                                                   -------------------
                                        Name:      Stephen B. Ward
                                        Title:     Senior Vice President
                                                   and Chief Investment Officer

                                        CHARLES SCHWAB & CO., INC.

                                        By:        /s/ Fred Potts
                                                   ----------------------
                                        Name:      Fred Potts
                                        Title:     Senior Vice President